Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Fourth Quarter Fiscal 2021 Financial Results
Dallas, Texas. (September 8, 2021) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter and year ended July 31, 2021.
For the three months ended July 31, 2021, revenue, gross profit, and net income were $748.6 million, $357.5 million, and $256.0 million, respectively. These represent an increase in revenue of $223.0 million, or 42.4%; an increase in gross profit of $107.1 million, or 42.7%; and an increase in net income of $90.4 million, or 54.6%, respectively, from the same period last year. Fully diluted earnings per share for the three months ended July 31, 2021 were $1.06 compared to $0.69 last year, an increase of 53.6%.
For the year ended July 31, 2021, revenue, gross profit, and net income were $2.7 billion, $1.3 billion, and $936.5 million, respectively. These represent an increase in revenue of $486.9 million, or 22.1%; an increase in gross profit of $335.3 million, or 33.3%; and an increase in net income of $236.6 million, or 33.8%, respectively, from the same period last year. Fully diluted earnings per share for the year ended July 31, 2021 were $3.90 compared to $2.93 last year, an increase of 33.1%.
Excluding the impact of certain discrete income tax items, acquisition related integration charges, foreign currency-related gains and losses, and certain income tax benefits, non-GAAP fully diluted earnings per share for the three months ended July 31, 2021 and 2020, were $1.03 and $0.68, respectively, which was an increase of 51.5%. Excluding the impact of certain discrete income tax items, acquisition related integration charges, foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to stock-based compensation, non-GAAP fully diluted earnings per share for the year ended July 31, 2021 and 2020, were $3.70 and $2.56, respectively, which was an increase of 44.5%. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Thursday, September 9, 2021, at 11:00 a.m. Eastern Time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed at www.copart.com/investorrelations. A replay of the call will be available through December 2021 by visiting www.copart.com/investorrelations.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 Members in over 170 countries. Copart offers services to process and sell vehicles to dealers, dismantlers, rebuilders, exporters, and to the general public. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers, vehicle rental companies, and individuals. With operations at over 200 locations in 11 countries, Copart has more than 250,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of certain discrete income tax items, acquisition related integration charges, foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to stock-based compensation. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements concerning the potential impact of the COVID-19 pandemic on our business, operations, and operating results. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Melissa Hunter, Executive Support Manager, Office of the Chief Financial Officer
972-391-5090 or melissa.hunter@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended July 31,			Twelve Months Ended July 31,
	2021	2020	% Change	2021	2020	% Change
Service revenues and vehicle sales:
Service revenues	$620,048	$457,668	35.5%	$2,291,867	$1,947,140	17.7%
Vehicle sales	128,582	67,991	89.1%	400,644	258,443	55.0%
Total service revenues and vehicle sales	748,630	525,659	42.4%	2,692,511	2,205,583	22.1%
Operating expenses:
Yard operations	250,396	197,186	27.0%	897,086	889,733	0.8%
Cost of vehicle sales	113,641	54,643	108.0%	346,128	225,294	53.6%
Yard depreciation and amortization	26,567	21,615	22.9%	100,917	76,999	31.1%
Yard stock-based compensation	543	1,784	(69.6)%	5,289	5,755	(8.1)%
Gross profit	357,483	250,431	42.7%	1,343,091	1,007,802	33.3%
General and administrative	39,652	34,643	14.5%	149,978	149,745	0.2%
General and administrative depreciation and amortization	3,097	5,764	(46.3)%	21,054	24,391	(13.7)%
General and administrative stock-based compensation	13,234	4,309	207.1%	35,633	17,567	102.8%
Total operating expenses	447,130	319,944	39.8%	1,556,085	1,389,484	12.0%
Operating income	301,500	205,715	46.6%	1,136,426	816,099	39.3%
Other expense:
Interest expense, net	(5,020)	(4,803)	4.5%	(20,247)	(18,871)	7.3%
Other income, net	2,564	971	164.1%	5,667	3,611	56.9%
Total other expense	(2,456)	(3,832)	(35.9)%	(14,580)	(15,260)	(4.5)%
Income before income taxes	299,044	201,883	48.1%	1,121,846	800,839	40.1%
Income tax expense	43,070	36,350	18.5%	185,351	100,932	83.6%
Net income	$255,974	$165,533	54.6%	$936,495	$699,907	33.8%

Basic net income per common share	$1.08	$0.70	54.3%	$3.96	$3.00	32.0%
Weighted average common shares outstanding	236,679	234,863	0.8%	236,252	233,202	1.3%

Diluted net income per common share	$1.06	$0.69	53.6%	$3.90	$2.93	33.1%
Diluted weighted average common shares outstanding	240,714	238,927	0.7%	240,290	238,656	0.7%

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 31, 2021	July 31, 2020
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$1,048,260	$477,718
Accounts receivable, net	480,628	350,207
Vehicle pooling costs	94,449	73,684
Inventories	44,968	20,080
Income taxes receivable	20,012	26,740
Prepaid expenses and other assets	14,294	15,330
Total current assets	1,702,611	963,759
Property and equipment, net	2,296,624	1,941,719
Operating lease right-of-use assets	119,487	118,455
Intangibles, net	45,873	47,772
Goodwill	355,717	343,622
Other assets	41,831	39,934
Total assets	$4,562,143	$3,455,261

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$369,826	$318,530
Deferred revenue	20,973	8,233
Income taxes payable	7,760	3,709
Current portion of operating and finance lease liabilities	22,472	25,572
Total current liabilities	421,031	356,044
Deferred income taxes	63,969	71,686
Income taxes payable	52,345	44,965
Operating and finance lease liabilities, net of current portion	97,961	96,150
Long-term debt and other liabilities, net of discount	397,636	396,900
Total liabilities	1,032,942	965,745
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	24	24
Additional paid-in capital	761,834	672,727
Accumulated other comprehensive loss	(100,860)	(121,088)
Retained earnings	2,868,203	1,937,853
Total stockholders’ equity	3,529,201	2,489,516
Total liabilities and stockholders’ equity	$4,562,143	$3,455,261

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended July 31,
	2021	2020
Cash flows from operating activities:
Net income	$936,495	$699,907
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	123,084	104,257
Allowance for credit loss	(1,121)	1,670
Equity in (earnings) losses of unconsolidated affiliates	(3,240)	1,401
Stock-based compensation	40,922	23,322
Gain on sale of property and equipment	(1,480)	(1,913)
Deferred income taxes	(7,951)	23,082
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(127,513)	15,993
Vehicle pooling costs	(20,476)	2,590
Inventories	(24,602)	1,348
Prepaid expenses and other current and non-current assets	7,025	141
Operating lease right-of-use assets and lease liabilities	570	(572)
Accounts payable and accrued liabilities	44,613	41,648
Deferred revenue	8,781	1,615
Income taxes receivable	6,739	(7,216)
Income taxes payable	9,045	10,114
Other liabilities	—	498
Net cash provided by operating activities	990,891	917,885

Cash flows from investing activities:
Purchases of property and equipment	(462,996)	(591,972)
Purchases of assets and liabilities in connection with acquisitions, net of cash acquired	(5,000)	(11,702)
Proceeds from sale of property and equipment	2,530	2,466
Net cash used in investing activities	(465,466)	(601,208)

Cash flows from financing activities:
Proceeds from the exercise of stock options	39,049	71,640
Proceeds from the issuance of Employee Stock Purchase Plan shares	9,136	8,276
Payments for employee stock-based tax withholdings	(6,145)	(103,451)
Debt offering costs	—	(2,814)
Payments of finance lease obligations	(1,118)	(1,065)
Net cash provided by (used in) financing activities	40,922	(27,414)
Effect of foreign currency translation	4,195	2,136
Net increase in cash, cash equivalents, and restricted cash	570,542	291,399
Cash, cash equivalents, and restricted cash at beginning of period	477,718	186,319
Cash, cash equivalents, and restricted cash at end of period	$1,048,260	$477,718
Supplemental disclosure of cash flow information:
Interest paid	$19,723	$19,728
Income taxes paid, net of refunds	$178,241	$83,770

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2021	2020	2021	2020
GAAP net income	$255,974	$165,533	$936,495	$699,907
Effect of certain discrete income tax items	—	4,740	(19,764)	1,732
Effect of acquisition related integration charges, net of tax	2,713	—	2,713	—
Effect of foreign currency-related losses (gains), net of tax	(422)	(268)	73	(1,436)
Effect of recognizing tax benefit on exercise of stock-based compensation	(10,962)	(6,586)	(29,812)	(92,548)
Effect of payroll taxes on certain executive stock-based compensation, net of tax	—	—	—	2,867
Non-GAAP net income	$247,303	$163,419	$889,705	$610,522

GAAP net income per diluted common share	$1.06	$0.69	$3.90	$2.93
Non-GAAP net income per diluted common share	$1.03	$0.68	$3.70	$2.56

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000